As filed with the Securities and Exchange Commission on September 19, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RF MONOLITHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-1638027
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4441 Sigma Road, Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

1997 EQUITY INCENTIVE PLAN

(Full title of the plans)

David M. Kirk, President and Chief Executive Officer

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

(972) 233-2903

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Morton PLLC

Attn: Stephen C. Morton, Esq.

12222 Merit Drive, Suite 1270

Dallas, Texas 75251

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock and Stock Awards, par value $ .001 per share.	400,000 shares	$6.31	$2,524,000	$270.07

(1)	The aggregate number of shares to be issued under the Plan described above pursuant to this Registration Statement.

(2)	Estimated, pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee (based on the average of the high and low price per share of Common Stock of RF Monolithics, Inc. reported on the NASDAQ Global Market on September 18, 2006).

PART II

Item 3. Incorporation of Documents by Reference

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8 NOS. 33-83492; 333-01420; 333-23669; 333-59643, 333-83689; 333-34912; 333-58530; 333-84612; 333-104021; AND 333-113885.

The contents of Registration Statement on Form S-8 Nos. 33-83492; 333-01420; 333-23669; 333-59643; 333-83689; 333-34912; 333-58530; 333-84612; 333-104021; and 333-113885 filed with the Securities and Exchange Commission on August 30, 1994; February 14, 1996; March 20, 1997; July 23, 1998; July 23, 1999; April 17, 2000; April 9, 2001; March 20, 2002; March 25, 2003; and March 24, 2004, respectively, are incorporated by reference herein.

The following documents have been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are incorporated herein by reference and made a part of this registration statement:

1. The Company’s Annual Report on Form 10-K for the year ended August 31, 2005;

2. The Company’s Quarterly Report on Form 10-Q for the quarters ended November 30, 2005, February 28, 2006, and May 31, 2006;

3. The Company’s Current Reports on Form 8-K filed October 13, 2005, October 27, 2005, November 22, 2005, December 15, 2005, December 19, 2005, January 23, 2006, February 1, 2006, March 16, 2006, June 15, 2006, August 28, 2006, September 5, 2006, September 6, 2005; and September 19, 2006.

4. The description of the Company’s common stock contained in its Registration Statements on Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act.

5. The description of the Company’s preferred share purchase rights contained in Item 5 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 28, 1994 in connection with the Registrant’s registration statement on Form 8-A filed on December 30, 1994, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description
5.1	Opinion of Morton PLLC
23.1	Consent of Morton PLLC (contained in Exhibit 5.1)
23.2 23.3	Consent of McGladrey & Pullen, LLP Consent of Deloitte & Touche LLP
24.1	Power of Attorney (see signature page)

Item 9. Undertakings

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth or described in Item 6 of this registration statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities registered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the Agent for Service named in this registration statement as his or her attorney in fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereof also appoints such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 19th day of September, 2006.

RF MONOLITHICS, INC.

By:	/s/ David M. Kirk
David M. Kirk, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David M. Kirk (David M. Kirk, President and Chief Executive Officer)	Principal Executive Officer and Director	September 19, 2006

/s/ Harley E Barnes, III (Harley E. Barnes, III, Chief Financial Officer)	Principal Financial Officer	September 19, 2006

/s/ James P. Farley (James P. Farley, Vice President and Controller)	Controller	September 19, 2006

/s/ Michael R. Bernique (Michael R. Bernique, Chairman of the Board)	Director	September 19, 2006

/s/ William L. Eversole (William L. Eversole)	Director	September 19, 2006

/s/ Dean C. Campbell (Dean C. Campbell)	Director	September 19, 2006

/s/ Francis J. Hughes, Jr. (Francis J. Hughes, Jr.)	Director	September 19, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Morton PLLC
23.1	Consent of Morton PLLC (included in Exhibit 5.1)
23.2	Consent of McGladrey & Pullen, LLP
23.3	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature page)